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                             AMENDMENT NO. 3 TO THE
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                          OF PECO ENERGY CAPITAL, L.P.
                          ----------------------------



                  This Amendment No. 3 to the Amended and Restated Limited Partnership Agreement of PECO Energy Capital, L.P., a Delaware limited partnership (the "Partnership"), dated as of April 6, 1998 (this "Amendment"), is made by and among PECO Energy Capital Corp., a Delaware corporation (the "General Partner"), as general partner of the Partnership, and the Persons who are limited partners of the Partnership.

                  WHEREAS, the General Partner and PECO Energy Company, a Pennsylvania corporation, have heretofore formed a limited partnership pursuant to the Delaware Act by filing a Certificate of Limited Partnership of the Partnership with the Secretary of State of the State of Delaware on May 23, 1994, and by entering into a Limited Partnership Agreement of the Partnership dated as of May 23, 1994 (the "Original Agreement");

                  WHEREAS, the Original Agreement was amended and restated in its entirety by the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of July 25, 1994, and was further amended by Amendment No. 1, dated as of October 20, 1995 and by Amendment No. 2, dated as of March 1, 1996 (as amended, the "Partnership Agreement");

                  WHEREAS, the parties hereto desire to amend the Partnership Agreement as described herein; and

                  WHEREAS, this Amendment does not adversely affect the powers, preferences or special rights of any series of Preferred Partner Interests.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree to amend the Partnership Agreement as follows:

                             ARTICLE I - AMENDMENTS
                             ----------------------

                  1.1 The first sentence of Section 13.02(a)(i) of the Partnership Agreement is hereby amended and restated as follows:

                  The Preferred Partners shall be entitled to receive, when, as and if declared by the General Partner out of funds held by the Partnership to the extent that the Partnership has cash on hand sufficient to permit such payments and funds legally available therefor, cumulative cash distributions at a rate per annum established by the General Partner, calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each, and for any shorter period, distributions will be computed on the basis of the actual number of days elapsed in such period, and payable in United States dollars, in arrears, with a payment frequency determined by the General Partner at the time of issuance.
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                  1.2 The first sentence of Section 13.02(b)(ii) of the
Partnership Agreement is hereby amended by deleting the word "monthly" contained therein.

                  1.3 The second sentence of the first paragraph of Section 13.02(d) of the Partnership Agreement is hereby amended and restated as follows:

                  If (i) the Partnership fails to pay distributions in full on any series of Preferred Partner Interests for eighteen (18) consecutive months; (ii) a default under the Indenture occurs and is continuing; or (iii) PECO is in default on any of its payment or other obligations under the Guarantee, then the holders of the Preferred Partner Interests, acting as a single class, will be entitled, by a vote of the majority of the aggregate stated liquidation preference of outstanding Preferred Partner Interests, to appoint and authorize a special representative (the "Special Representative") to enforce the Partnership's creditor rights under the Subordinated Debentures and the Indenture against PECO and enforce the obligations undertaken by PECO under the Guarantee, including, after failure to pay distributions for sixty (60) consecutive months, to declare and pay distributions on such series of Preferred Partner Interests, the General Partner agreeing to execute and deliver such documents as may be necessary, appropriate or convenient for the Special Representative to enforce such rights and obligations.

                  1.4 The third paragraph of Section 13.02(d) of the Partnership Agreement is hereby amended by (i) deleting the words "monthly distribution periods" contained in the third (3rd) line therein and substituting therefor the word "months", and (ii) deleting the word "monthly" contained in the seventh
(7th) line therein.


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                           ARTICLE II - MISCELLANEOUS
                           --------------------------

                  2.1 Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Partnership Agreement.

                  2.2 Full Force and Effect. Except to the extent modified hereby, the Partnership Agreement shall remain in full force and effect.

                  2.3 Successors and Assigns. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

                  2.4 Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

                  2.5 Governing Law. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of law principles) with all rights and remedies being governed by such laws.


                                 GENERAL PARTNER:

                                 PECO ENERGY CAPITAL CORP.

                                 By:/s/ J. Barry Mitchell
                                    -------------------------------------------
                                        Name: J. Barry Mitchell
                                        Title:  President


                                 PREFERRED PARTNERS:

                                 All Preferred Partners now
                                 and hereafter admitted as
                                 Limited Partners of the
                                 Partnership pursuant to the
                                 Powers of Attorney now or
                                 hereafter executed in favor
                                 of, and delivered to, the
                                 General Partner.


                                 By: PECO ENERGY CAPITAL CORP.

                                 By:/s/ J. Barry Mitchell
                                    -------------------------------------------
                                        Name: J. Barry Mitchell
                                        Title:  President


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